Exhibit 99.(c)(27)

MERCURY FINANCIAL PROJECTIONS
DATED MARCH 1, 2005

THESE FINANCIAL PROJECTIONS WERE SUBMITTED TO IMPERIAL CAPITAL IN CONNECTION WITH IMPERIAL CAPITAL’S OPINION. PLEASE BE ADVISED THAT THE PROJECTIONS WERE PREPARED ONLY FOR THE USE OF IMPERIAL CAPITAL, AND ARE NOT TO BE USED BY ANY OTHER PERSON OR ENTITY. IN ADDITION, THE PROJECTIONS SPEAK AS OF THE DATE THEREOF, AND MERCURY DOES NOT INTEND TO UPDATE SUCH PROJECTIONS.

Mercury Air Group
Financial Assumptions

MercFuel:		Assumptions

	Commercial volume growth	Assumes no major additions or losses of any major accounts. The projections assume organic growth with existing customers at 6.0% per year.
	Corporate volume growth	Assumes Corporate volume growth at 16% annually over the period as MercFuel focuses on the time share market.
	Annual fuel price increase	The inherently volatile nature of fuel prices makes it difficult to project future revenues. These projections are being generated at a time when fuel prices are increasing dramatically. Given that no forward fuel pricing projections are available, the Company assumes prices remain constant.
	Margin per gallon	Assumes historical gross margin per gallon. There is no mathematical relationship/ratio of fuel prices to margin.
	DSO held flat at 29 days	Customers continue to want increased terms and credit lines putting pressure on the receivables days outstanding.
	DPO held flat	Assumes that the amount of credit and days to pay our suppliers remains constant. The current trend from suppliers is to reduce MercFuel's credit limits and terms.
AirCargo
	Sales Growth	Higher volumes projected as imports continue to increase.
	Cost of Sales Increase	Higher costs associated with the volume growth.
	Operating Expense Increase	Operating expenses are projected to grow at the same or higher rate as the sales growth due to labor and arriving flight inefficiencies.
	DSO held flat at 75 days	Assumes no changes to the existing process for billing and collections.
Maytag
	Sales Growth	Assumes retention of existing contracts. Increase based on cost of living adjustments and addition of small contracts.
	Cost of Sales	Assumes new contracts are won at a lower margin.
	SG&A	Assumes increases based on inflation and insurance costs.
Corporate
	SG&A	Fiscal year 2005 SG&A expenses do not include extraordinary expenditures associated with a lawsuit, severance costs, increased insurance premiums and Sarbanes Oxley 404 costs. The factors for the outyears were based on projected increases in insurance and personnel costs.

Mercury Air Group, Inc.
Comparative Statement of Financial Position
For the Periods ending :
(all amounts in thousands of US Dollars)

		Actual
	FY2004	As of	FY2005	FY2006	FY2007	FY2008
	Actual	31-Dec-04	Projection	Projection	Projection	Projection
Assets
Current Assets
Cash	$4,690	$6,316	$1,270	$1,000	$1,000	$1,000
Accounts Receivable	50,974	56,912	61,570	68,077	73,132	78,453
Inventories	1,165	1,619	1,334	1,427	1,500	1,500
Prepaid Expenses and Other	5,696	3,657	4,585	4,628	4,450	4,450
Deferred Income Tax	1,451	1,451	1,451	1,451	1,451	1,451

Total Current Assets	63,976	69,955	70,210	76,583	81,533	86,854

Non Current Assets
Prop Plnt & equip, net	10,349	7,564	7,182	6,459	5,736	5,013
Restricted Cash	24,403	8,418	6,764	6,764	6,764	6,764
Other	7,229	8,144	8,144	8,130	7,730	7,578

Total Non-Current Assets	41,981	24,126	22,090	21,353	20,230	19,355

Total Assets	$105,958	$94,081	$92,300	$97,936	$101,763	$106,209

Liabilities & Shareowners Equity

Current Liabilities
Accts Payable	32,784	36,390	39,349	42,375	45,018	47,557
Accrued Exp	11,825	8,558	8,457	8,763	8,473	8,473
Income Tax Payable	769	0	1,219	390	424	595
Current Portion of LTD	139	1,021	1,137	1,137	1,137	1,137

Total Current Liabilities	45,516	45,969	50,163	52,665	55,052	57,762

Non-Current Liabilities
Long Term Debt	18,459	21,221	15,270	18,619	18,966	19,342
Senior Subordinated Note	0	0	0	0	0	0
Deferred Income Taxes	0	0	(38)	(38)	(38)	(38)
Other	9,569	10,722	8,612	7,595	7,595	7,595

Total Non-Current Liabilities	$28,028	$31,943	$23,844	$26,176	$26,523	$26,899

Total Liabilities	$73,545	$77,912	$74,006	$78,841	$81,575	$84,661

Shareowner’s Equity
Pref Stock	518	468	486	522	558	594
Common Stock	30	31	31	31	31	31
APIC	20,737	21,473	21,473	21,473	21,473	21,473
Translation Adj	(46)	194	194	(42)	(42)	(42)
Notes Rec	(3,302)	(2,983)	(2,783)	(2,390)	(1,997)	(1,604)
Treasury Stock	(120)	(43)	(43)	(43)	(43)	(43)
Retained Earnings	14,596	(2,971)	(1,065)	(455)	208	1,139
Dividends Declared		0	0	0	0	0

Total Shareowners Equity	32,413	16,169	18,294	19,096	20,188	21,548

Total Liabilities & Shareowners Equity	$105,958	$94,081	$92,300	$97,936	$101,763	$106,209

Mercury Air Group, Inc.
Comparative Statement of Earnings
For the 12 Month Periods Ending:
(all amounts in thousands of US Dollars)

	FY 2005	FY 2006	FY 2007	FY 2008
	Projection	Projection	Projection	Projection

Revenue
Maytag	20,999	21,980	22,639	23,318
MercFuels	537,474	628,383	684,142	746,243
Cargo	43,839	46,306	48,913	51,668

Total Rev	602,312	696,669	755,694	821,229

Cost of Sales
Maytag	16,573	17,856	18,677	19,229
MercFuels	529,555	620,048	675,343	736,779
Cargo	39,441	41,572	43,955	46,353

Cost of Sales	585,569	679,475	737,975	802,361

Gross Margin
Maytag	4,426	4,124	3,962	4,089
MercFuels	7,919	8,335	8,799	9,464
Cargo	4,398	4,734	4,958	5,314

Gross Margin	$16,743	$17,193	$17,719	$18,867
Gross Margin %	2.78%	2.47%	2.34%	2.30%
Provision for Bad Debt	1,383	1,477	1,560	1,772
SG&A	10,366	10,729	11,051	11,493
Gain(Loss) on Investment	0	0	0	0
Other Income	0	0	0	0

EBITDA	$4,994	$4,988	$5,108	$5,602

Depreciation	2,511	2,679	2,723	2,723

Interest and Other	1,143	1,310	1,298	1,353

Pre-Tax Oper Earnings	$1,340	$999	$1,087	$1,527

Income Tax Expense	523	390	424	595
effect tax rate	39.00%	39.00%	39.00%	39.00%

Net Income Before Extraordinary Items	$818	$609	$663	$931

Extraord Items/FBO Sale	958	0	0	0

Net Income	$1,775	$609	$663	$931

Mercury Air Group, Inc.
Comparative Statement of Cash Flow
For the Quarterly Periods:
(all amounts in thousands of US Dollars)

	FY2005	FY2006	FY2007	FY2008
	Projection	Projection	Projection	Projection
CASH FLOW FROM OPERATING ACTIVITIES
Net Income	$818	$609	$663	$931
Less: Income(loss) from Disc Op	958	0	0	0

Income from Continuing Operations	1,775	609	663	931

Adj to derive cash flow from operating activities	0	0	0	0
(Gain)loss on asset sale	0	0	0	0
Bad debt expense	0	0	0	0
Depreciation and amort	2,511	2,679	2,723	2,723
Deferred Income Tax	0	0	0	0
Deferred Rent	0	0	0	0
Exp Related to Remeasurement of Stock options	0	0	0	0
Exp Related to Amort. Of Executive Stock Plan	0	0	0	0
Asset Impairment loss	0	0	0	0
Amort of Deferred Gain	(1,654)	(1,017)	0	0
CFK Realty	2,656	0	0	0
Changes in operating assets and liab	0	0	0
Accts Rec	(10,596)	(6,507)	(5,055)	(5,321)
Inventories	(169)	(93)	(73)	0
Prepaid Expenses & oth current assets	1,111	(43)	178	0
Accounts Payable	6,566	3,025	2,643	2,539
Income Taxes Payable	372	(840)	34	171
Accrued exp and other liab	(3,289)	316	(288)	(1)

Net Cash provided(used) by operations	($717)	($1,870)	$826	$1,042

CASH FLOW FROM INVESTING ACTIVITIES
(Increase)decrease to other assets	(915)	14	400	152
(Increase)decrease to restricted cash	17,639	0	0	0
(Increase)decrease in notes receivable	519	393	393	393
Acquisition of business, net	0	0	0	0
Proceeds from sale of assets	0	0	0	0
Additions to prop, equip and leaseholds	(2,000)	(1,956)	(2,000)	(2,000)

Net cash provided by (used in) investing	$15,243	($1,549)	($1,207)	($1,455)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from LTD	1,976	4,350	1,347	1,376
Reduction LTD	(3,423)	(1,000)	(1,000)	(1,000)
Capitalized loan fee	0	0	0	0
Proceeds from issuance of Common Stk	814	0	0	0
Other	(17,313)	(200)	35	36

Net cash provided by (used for) financing act	($17,947)	$3,150	$382	$412

Net cash provided by (used for) Disc Oper	0	0	0	0

NET INCREASE(DECREASE) IN CASH AND CASH EQUIV	($3,420)	($269)	$0	($1)

Mercury Air Group, Inc.
Summary of Long-Term Debt
As of June 30, 2002 through 2008
(all amounts in thousands of Dollars

	As of June 30, 2004		As of June 30, 2005		As of June 30, 2006		As of June 30, 2007		As of June 30, 2008
	Current	Non-Current	Current	Non-Current	Current	Non-Current	Current	Non-Current	Current	Non-Current
Debt before BofA Revolver
CFK Realty	86	2,923
Salem 5	32	634	32	602	32	570	32	538	32	506
CEDFA IRB	0	14,000	1,000	12,500	1,000	11,500	1,000	10,500	1,000	9,500
Col. National	19	232	19	192	19	152	19	112	19	72

Total	$137	$17,789	$1,051	$13,294	$1,051	$12,222	$1,051	$11,150	$1,051	$10,078

B of A Revolver	0	0	0	1,976	—	6,397	—	7,816	—	9,264

Total Debt	$137	$17,789	$1,051	$15,270	$1,051	$18,619	$1,051	$18,966	$1,051	$19,342

LOC’s				15,500		14,500		13,500		12,500	$1M reduction for CEDFA
Interest Rates
Salem 5			5.60%	5.60%	5.60%	5.60%	5.60%	5.60%	5.60%	5.60%
CEDFA IRB			1.80%	1.80%	1.80%	1.80%	1.80%	1.80%	1.80%	1.80%
Col. National			9.14%	9.14%	9.14%	9.14%	9.14%	9.14%	9.14%	9.14%
BofA Revolver			5.00%	5.00%	6.00%	6.00%	6.50%	6.50%	6.50%	6.50%
LOC’s			1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Interest Expense Calculation
Salem 5			1.8	34.6	1.8	32.8	1.8	31.0	1.8	29.2
CEDFA IRB			9.0	238.5	18.0	216.0	18.0	198.0	18.0	180.0
Col. National			1.7	19.4	1.7	15.7	1.7	12.1	1.7	8.4
BofA Revolver				49.4		251.2		461.9		555.1
LOC’s				232.5		217.5		202.5		187.5

Total			12.5	574.4	21.5	733.2	21.5	905.5	21.5	960.2

Note: Used Average for year				586.9		754.7		927.0		981.8